Exhibit 99.1

Virgin Galactic Announces First Quarter 2020 Financial Results

Signed Pioneering NASA Space Act Agreement to Enable the Development of High Speed Point-to-Point Technologies

Over 400 Participants Paid Deposits to Enroll in “One Small Step” Program

Successfully Completed First VSS Unity Glide Flight from Spaceport America, New Mexico

MOJAVE, Calif. – May 5, 2020 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or “the Company”), a vertically integrated aerospace company, today announced its financial results for the first quarter ended March 31, 2020.

“In the first quarter we made significant progress toward our goal of opening access to space in a safe and responsible way,” said George Whitesides, Chief Executive Officer of Virgin Galactic. "We are encouraged by the response to our ‘One Small Step’ initiative, with over 400 refundable deposit payments received from individuals from 44 countries, representing over $100 million of potential future revenue upon full ticket payment. We believe this response to our ‘One Small Step’ initiative demonstrates the appetite for our product offering among new potential Future Astronauts, complementing the strength and ongoing support of our existing customer base of 600 Future Astronauts who already have reservations on our spaceflights. The COVID-19 outbreak led to an unprecedented situation for companies and individuals across the world, but I am encouraged by the commitment displayed by our team in helping to support relief efforts while making program progress. We remain focused on our strategic goals and our path to commercial launch.”

First Quarter 2020 Business Highlights:
•Launched “One Small Step” initiative, enabling prospective customers to secure their place at the front of the line for future ticket reservations when ticket sales re-open.
•Completed five VMS Eve carrier aircraft flights and a captive carry flight to ferry VSS Unity from Mojave, California to Spaceport America, as well as significant preparations for the first glide flight of VSS Unity from Spaceport America.
•Cleared four new FAA Verification and Validation provisos, bringing the total number of provisos cleared to date to 24 out of 29.
•Achieved “Weight on Wheels” milestone, completed numerous structural and mechanical installations, commenced assembly of flight control systems and began preparing for Integrated Vehicle Ground Testing on second spaceship.
•Relocated VSS Unity to Spaceport America in New Mexico.
•Completed the first and second floors at Spaceport America and continued to build out the third floor, which will be used for astronaut training and flight preparation activities.
•Appointed Enrico Palermo as Chief Operating Officer.

First Quarter 2020 Financial Highlights:
•Strong cash position, with cash and cash equivalents of $419 million as of March 31, 2020.
•Revenue of $238,000, generated by providing engineering services.
•Net loss of $60 million, narrowed from a $73 million net loss in fourth quarter of 2019.
•GAAP selling, general, and administrative expenses of $27 million, compared to $37 million in fourth quarter of 2019. Non-GAAP selling, general and administrative expenses of $23 million in the first quarter of 2020.
•GAAP research and development expenses of $34 million, compared to $37 million in fourth quarter of 2019. Non-GAAP research and development expenses of $33 million in first quarter of 2020.
•Adjusted EBITDA totalled $(53) million, compared to $(55) million in fourth quarter of 2019.
•Cash paid for capital expenditures totalled $4 million, compared to $6 million in fourth quarter of 2019.
•Completed the redemption of all outstanding public warrants on a cashless basis on April 13, 2020, in accordance with the Warrant Agreement. All public warrants and units ceased trading at 5:00pm Eastern Time on April 13, 2020.

Recent Business Highlights:
•Entered into Space Act Agreement with NASA to facilitate the development of high speed technologies.
•Strong interest in the “One Small Step” initiative, with over 400 deposit payments received from individuals from 44 countries as of April 29, 2020. If Virgin Galactic can convert all of these customers, that would represent over $100 million of future business, depending on ticket price.
•Registrations of interest in flight reservations increased by approximately 1,200 as of April 29, 2020, a 15% increase since February 23, 2020.
•Completed transition of all Virgin Galactic operations personnel from Mojave, California to Spaceport America, bringing current total number of staff in New Mexico to 178.
•Completed glide flight of VSS Unity from Spaceport America on May 1, 2020, marking the spaceship’s first flight from a new home base and in new airspace.

Impact of COVID-19 and Support in the Community
Along with its first quarter 2020 financial results, Virgin Galactic also provided an update regarding the impact of COVID-19 on its business and operations. The full impact of the COVID-19 pandemic on the Company’s full year financial results and test flight program will depend on future developments, such as the ultimate duration and scope of the outbreak, the timing and impact of future stay-at-home orders and other government mandates, and the pace at which the Company can resume normal course operations. Virgin Galactic continues to monitor the impact of COVID-19 and will provide updates as appropriate.

Virgin Galactic has been assisting with COVID-19 relief efforts in its communities and has partnered with NASA to develop innovative solutions to the problems facing healthcare workers on the frontlines, including developing negative pressure enclosures and low-cost breathing hoods (PPB Hoods) that provide oxygen-rich positive pressure to patients in need. In addition, the Company has donated medical supplies from its stocks to communities in California and New Mexico, including masks, suits and gloves, and has donated Powered Air Purifying Respirators to local hospitals.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (833) 968-2325 and enter the conference ID number 8115418. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace company, pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. Using its proprietary and reusable technologies and supported by a distinctive, Virgin-branded customer experience, it is developing a spaceflight system designed to offer customers a unique, multi-day, transformative experience. This culminates in a spaceflight that includes views of Earth from space and several minutes of weightlessness that will launch from Spaceport America, New Mexico. Virgin Galactic and The Spaceship Company believe that one of the most exciting and significant opportunities of our time lies in the commercial exploration of space and the development of technology that will change the way we travel across the globe in the future. Together we are opening access to space to change the world for good.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected performance. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to the factors, risks and uncertainties regarding the Company's business described in the documents filed by the Company from time to time with the Securities and Exchange Commission (the "SEC"). These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For media inquiries please contact:
VirginGalacticPress@virgingalactic.com

UK, Middle East, Asia, Africa – Ollie Bailey-Pratt, FTI Consulting
US, Canada, South America, Australia – Antonia Gray, FTI Consulting
VirginGalacticFin@fticonsulting.com

For investor relations inquiries please contact:
VirginGalactic-SVC@sardverb.com

First Quarter 2020 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue	$238	$1,782
Cost of revenue	173	1,006
Gross profit	65	776
Selling, general, and administrative expenses	26,755	12,295
Research and development expenses	34,282	31,424
Operating loss	(60,972)	(42,943)
Interest income	1,177	353
Interest expense	(9)	(1)
Other income	3	23
Other expense	(175)	—
Loss before income taxes	(59,976)	(42,568)
Income tax (benefit) expense	(46)	25
Net loss	(59,930)	(42,593)
Other comprehensive loss:
Foreign currency translation adjustment	(54)	10
Total comprehensive loss for the year	$(59,984)	$(42,583)

Net loss per share:
Basic and diluted	$(0.30)	$(0.22)

Weighted-average shares outstanding:
Basic and diluted	202,409,552	193,663,150

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$419,374	$480,443
Restricted cash	12,278	12,278
Inventories	28,797	26,817
Other current assets	14,879	17,133
Total current assets	475,328	536,671
Property, plant, and equipment, net	52,382	49,333
Other non-current assets	20,349	19,542
Total assets	$548,059	$605,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,410	$7,038
Accrued expenses	18,511	22,277
Customer deposits	83,264	83,362
Other current liabilities	3,207	3,168
Total current liabilities	113,392	115,845
Other long-term liabilities	22,666	22,141
Total liabilities	$136,058	$137,986
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 209,240,972 and 196,001,038 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	21	20
Additional paid-in capital	593,582	589,158
Accumulated deficit	(181,607)	(121,677)
Accumulated other comprehensive income	5	59
Total stockholders' equity	412,001	467,560
Total liabilities and stockholders' equity	$548,059	$605,546

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Cash flows from operating activities
Net loss	$(59,930)	$(42,593)
Stock-based compensation	4,425	—
Depreciation and amortization	2,105	1,610
Other operating activities, net	1	(117)
Change in assets and liabilities
Inventories	(1,980)	(35)
Other current and non-current assets	2,142	(835)
Accounts payable and accrued expenses	(2,978)	(131)
Customer deposits	(98)	(770)
Net cash used in operating activities	(56,313)	(42,871)
Cash flows from investing activity
Capital expenditures	(4,036)	(3,068)
Cash used in investing activity	(4,036)	(3,068)
Cash flows from financing activities
Payments of finance lease obligations	(23)	(23)
Net transfer from Parent Company	—	47,445
Transaction costs	(697)	—
Net cash (used in) provided by financing activities	(720)	47,422
Net (decrease) increase in cash and cash equivalents	(61,069)	1,483
Cash, cash equivalents and restricted cash at beginning of period	492,721	81,368
Cash, cash equivalents and restricted cash at end of period	$431,652	$82,851

Cash and cash equivalents	$419,374	$74,973
Restricted cash	12,278	7,878
Cash, cash equivalents and restricted cash	$431,652	$82,851

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three months ended March 31, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended March 31,
	2020	2019
Net Loss	$(59,930)	$(42,593)
Income tax (benefit) expense	(46)	25
Interest expense	9	1
Depreciation & amortization	2,105	1,610
EBITDA	(57,862)	(40,957)
Non-capitalized transaction costs*	697	—
Stock-based compensation	4,425	—
Adjusted EBITDA	$(52,740)	$(40,957)

A reconciliation of selling, general, and administrative expenses to non-GAAP Selling, general, and administrative expenses for the three months ended March 31, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended March 31,
	2020	2019
Selling, general, and administrative expenses	$26,755	$12,295
Stock-based compensation	2,871	—
Non-capitalized transaction costs*	697	—
Non-GAAP Selling, general, administration expenses	$23,187	$12,295

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended March 31, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended March 31,
	2020	2019
Research and development expenses	$34,282	$31,424
Stock-based compensation	1,554	—
Non-GAAP Research and development expenses	$32,728	$31,424
_______________

*	Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter.